Exhibit 99.1

Anworth Mortgage Asset Corporation Announces Fourth Quarter 2006 Common Stock Dividend of $0.02 Per Share and First Quarter 2007 Preferred Stock Dividend of $0.539063 Per Share

          SANTA MONICA, Calif., Dec. 13 /PRNewswire-FirstCall/ -- Anworth Mortgage Asset Corporation (NYSE: ANH) announced today that its board of directors declared a quarterly common stock dividend of $0.02 per share for the fourth quarter of 2006.  The common stock dividend is payable on January 19, 2007 to common stockholders of record as of the close of business on December 29, 2006.

          Also, in accordance with the terms of the company’s 8.625% Series A Cumulative Preferred Stock, the board of directors declared a preferred stock dividend of $0.539063 per share for the first quarter of 2007.  The preferred stock dividend is payable on April 16, 2007 to preferred stockholders of record as of the close of business on March 31, 2007.  The dividend reflects the accrual from January 1, 2007 through March 31, 2007, or 90 days of a 360 day year.

          Over the last several quarters, Anworth’s interest rate spread has been narrowing as its cost of funds has been increasing at a more rapid pace than the yield on its assets.  In particular, during the second and third quarter of this year, our interest rate spread and earnings have been negative as a result of the substantial increases in short-term rates over the past two years.  We expect our net interest spread and earnings to remain negative in the fourth quarter as well.  Based on current market conditions, we do not expect additional significant increases in our cost of funds in the coming quarters, as our borrowing rates are currently at or near market levels.  On the other hand, our asset yield is expected to continue to increase in coming quarters as the coupon rate on the adjustable-rate portion of our portfolio continues to adjust higher and the portfolio’s principal repayments are reinvested at market yields.  The combined effect of these two trends would be expected to improve our interest rate spread going forward.

          About Anworth Mortgage Asset Corporation

          Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to stockholders primarily based on the difference between the yield on its mortgage assets and the cost of its borrowings.  Through its wholly-owned subsidiary, Belvedere Trust Mortgage Corporation, Anworth also invests in high quality jumbo adjustable-rate mortgages and other mortgage-related assets and finances these loans though securitizations.

          Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

          This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

          Contact:
          Anworth Mortgage Asset Corporation
          John T. Hillman
          (310) 255-4438 or (310) 255-4493

SOURCE  Anworth Mortgage Asset Corporation
          -0-                             12/13/2006
          /CONTACT:  John T. Hillman of Anworth Mortgage Asset Corporation, +1-310-255-4438 or +1-310-255-4493/
          /Photo:  NewsCom: http://www.newscom.com/cgi-bin/prnh/20050503/LATU102LOGO
                              AP Archive:  http://photoarchive.ap.org
                              PRN Photo Desk, photodesk@prnewswire.com/
          (ANH)